UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011

Image Metrics, Inc.
(Exact name of Registrant as Specified in its Charter)

Nevada	333-123092	20-1719023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1918 Main Street, 2nd Floor, Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On May 13, 2011, the Company amended its services agreement with its largest customer.  The amendment was for the initial licensing of the Company’s newly released product, FaceWare.  FaceWare is a Software-as-a-Service offering that enables 3D animators to utilize in an automated, intelligent fashion, video-based actor performances as the underlying source for 3D character animation.  The product became commercially available in March 2011.

In addition to the license of FaceWare, the Company is required to provide the customer with research and development support on new technology as well as on improvements and modifications to Faceware and other current software applications of the Company. The Company is also required to provide support for  FaceWare for the next 20 years.  The term of the contract is up to 20 years in length.

The Company earned a fee of $3.5 million for the license and services, which had been received by the Company under a previous agreement with the customer.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

IMAGE METRICS, INC.

By:	/s/ Ron Ryder
Ron Ryder
Chief Financial Officer

Date:  June 03, 2011